UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2010 (September 23, 2010)
Cyberonics, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-19806	76-0236465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cyberonics Blvd., Houston, Texas 77058
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 281-228-7200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Cyberonics, Inc. (the “Company”) held its annual meeting of stockholders at its offices in Houston, Texas on Thursday, September 23, 2010.  At the Annual Meeting, stockholders were asked to vote on two matters: (1) the election of seven directors to serve for the following year and until their successors are duly elected; and (2) the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 29, 2011.

The results of the stockholder vote on the election of the directors were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Guy C. Jackson	19,193,264	3,634,541	2,817,776
Joseph E. Laptewicz, Jr.	19,581,217	3,246,588	2,817,776
Daniel J. Moore	20,110,177	2,717,628	2,817,776
Hugh M. Morrison	20,110,427	2,717,378	2,817,776
Alfred J. Novak	19,581,557	3,246,248	2,817,776
Arthur L. Rosenthal, Ph.D.	20,111,612	2,716,193	2,817,776
Jon T. Tremmel	20,122,479	2,705,326	2,817,776

Proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 29, 2011:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

25,422,692	219,266	3,623	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

By: /s/ David S. Wise
Name: David S. Wise
Title: Secretary
September 27, 2010